Exhibit 10.16

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of  November 9, 2017, between CollPlant Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), and Ami Sagi, an Israeli citizen (including his successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, its Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing a number of Ordinary Shares as set forth in the Deposit Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alpha Transaction” means the transactions contemplated by the agreements entered into between the Company and Alpha Capital Anstalt on September 6, 2017 for the investment by Alpha Capital Anstalt in the Company in three stages;

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Friday, Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Israel are authorized or required by law or other governmental action to close.

“Closings” means the First Closing and the Second Closing (each, a “Closing”).

“Closing Date” means the First Closing Date and the Second Closing Date, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Company Transition to Dual-Listing Reporting Format” means the transition of the Company from reporting under Chapter F of the Israeli Securities Law to reporting under Chapter E3 of the Israeli Securities Law.

“Deposit Agreement” means the Deposit Agreement, dated March 3, 2015, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Dilution Shares” shall have the meaning ascribed to such term in Section 4.4.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exempt Issuance” means the issuance of (a) ADSs, Ordinary Shares or options (including bonus shares) to employees, officers, directors or advisors of the Company or its Subsidiaries pursuant to any existing or future stock or option plan or arrangement duly adopted for such purpose by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or its Subsidiaries (including any exercise of options into Ordinary Shares or ADSs pursuant to such plan or arrangement), provided that issuances to advisors under this clause (a) shall not exceed an aggregate of above-market options exercisable into more than 500,000 Ordinary Shares (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions after the date hereof) in any twelve (12) month period, (b) securities upon the exercise or exchange of any Securities issued or issuable hereunder and/or other securities exercisable or exchangeable for or convertible into ADSs or Ordinary Shares issued and outstanding on the date of this Agreement pursuant to their terms, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits, combinations, dividends, distributions and other similar transactions) or to extend the term of such securities, and (c) an issuance of securities to existing investors and/or friends and family of the Company during the period commencing on the date hereof and ending on the thirtieth (30th) day following the date hereof, provided, that, the price per share and warrant terms (including warrants coverage) (if applicable) are on equal to, or better terms to the Company, than the terms hereunder, and such securities are not subject to any future adjustments or modifications (other than in connection with share splits, combinations, dividends, distributions and other similar transactions or any other adjustments provided in the Transaction Documents) (d) securities issued pursuant to rights offering to all of the Company’s shareholders, (e) securities issued in connection with any pro rata stock split, distributions, dividends, combinations or similar events effecting all holders of Common Stock, (f) acquisitions or strategic transactions approved by a majority of the Board of Directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until effectiveness of the initial Registration Statement filed with the Commission and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities  and (g) the issuance of any securities of the Company (and the exercise, or conversion thereof as well as any adjustments thereto) as part of the Alpha Transaction.

“First Closing Date” means the first Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the First Closing Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived.

“Israeli Companies Law” means the Israeli Companies Law, 1999, and the regulations and orders promulgated thereunder.

“Israeli Lock-Up Restriction” means the limitations determined under Section 15C of the Israeli Securities Law in connection with any resale of the Securities.

“Israeli Securities Law” means the Israeli Securities Law, 1968, and the regulations and orders promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Ordinary Share(s)” means the ordinary shares of the Company, par value NIS 0.03 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Per Ordinary Share Purchase Price” equals NIS 0.4.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities” means the Shares (including any Dilution Shares) and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares issued or issuable to the Purchaser pursuant to this Agreement, including, without limitation, the Dilution Shares.

“Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(a), which is the aggregate amount to be paid for the Shares and Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means Collplant Ltd.

“TASE” means the Tel Aviv Stock Exchange.

“TASE Approval” shall have the meaning ascribed to such term in Section 2.3(a)(ii).

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” means the third Trading Day on which all conditions precedent to the Company’s obligations to deliver the Warrants have been satisfied or waived.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which ADSs or Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, TASE, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Mizrahi Tefahot Registration Company Ltd., the current transfer agent of the Company, with a mailing address of 7 Jabotinsky Street, Ramat Gan, Israel, and any successor transfer agent of the Company.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Ordinary Share purchase warrants delivered to the Purchaser at the Second Closing in accordance with Section 2.1(b) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years as of the Second Closing Date, in the form of Exhibit A attached hereto.

ARTICLE II.

PURCHASE AND SALE

2.1                               Closings.

(a)                                 First Closing.  On the First Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, 9,300,000 Shares against an aggregate consideration of NIS 3,720,000, representing 40 agorot per each Share purchased (the “Subscription Amount”).  The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing (the “First Closing”). The First Closing shall occur at a location as the parties shall mutually agree, or electronically.

(b)                                 Second Closing.  On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, for no additional consideration, Warrants exercisable into 9,300,000 Ordinary Shares, which closing shall occur on, or as soon as reasonably practicable, after the satisfaction of the respective covenants and conditions set forth in Section 2.2 and 2.3, and in any event within three (3) Trading Days of, the date on which the ADSs have been listed for trading on the Nasdaq Stock Market. The Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Second Closing (the “Second Closing”); The Second Closing shall occur at a location as the parties shall mutually agree, or electronically.

2.2                               Deliveries.

(a)                                 On or prior to each Closing Date (except as otherwise indicated), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)                                     as to the First Closing, this Agreement duly executed by the Company;

(ii)                                  as to First Closing, a copy of the Company’s share certificate issued by the Company evidencing the number of Shares listed in Section 2.1(a), registered in the name of the Transfer Agent and the Company’s instructions to the Transfer Agent instructing the Transfer Agent to deposit such Shares to such Purchaser’s TASE member account;

(iii)                               as to the Second Closing, a Warrant registered in the name of the Purchaser to purchase up to 9,300,000 Ordinary Shares, with an exercise price equal to NIS 0.8 per Ordinary Share, subject to adjustment therein; and

(iv)                              the Company shall have provided the Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(b)                                 On or prior to the First Closing Date the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser;

(ii)                                  the Subscription Amount by wire transfer to the account specified in writing by the Company; and

(iii)                               the Purchaser shall have provided the Company with the full details of its TASE member account to which its respective Shares (that will be registered in the name of the Transfer Agent for the benefit of such TASE member) will be deposited.

All actions to be taken and all documents to be executed and delivered by any party hereto at each Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

2.3                               Closing Conditions.

(a)                                       The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)                                     all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(ii)                                  the Company shall have received the approval of the TASE for the registration of the Shares and Warrant Shares (as applicable) (“TASE Approval”);

(iii)                               the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement with respect to the applicable Closing; and

(iv)                                                                              as to the Second Closing, the Company shall have received the approval of its securities holders for the Company Transition to Dual-Listing Reporting Format in accordance with the Israeli Securities Law.

(b)                                       The respective obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i)                                     all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(ii)                                  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement with respect to the applicable Closing;

(iii)                               as to the Second Closing, the ADSs shall be listed for trading on the Nasdaq Stock Market;

(iv)                              as to each Closing, the Company shall have received TASE Approval; and

(v)                                 from the date hereof to the applicable Closing Date, trading in the Company’s securities shall not have been suspended by the TASE or the Commission  or the Company’s principal Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein (such disclosure being considered to be made for purposes of the specific section of the Disclosure Schedules in which they are made and for purposes of all sections in this Section 3.1 to the extent the relevance of such disclosure is reasonably apparent on its face), the Company hereby makes the following representations and warranties to each Purchaser:

(a)                                 Organization and Qualification.  The Company and its Subsidiary are entities duly incorporated and validly existing under the laws of the State of Israel, with the requisite power and authority to own and use their properties and assets and to carry on its business as currently conducted.  Neither the Company nor its Subsidiary is in violation nor default of any of the provisions of its respective memorandum and articles of association.  Each of the Company and its Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction

Document, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                                  No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or its Subsidiary’s memorandum or articles of association, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or its Subsidiary debt or otherwise) or other understanding to which the Company or its Subsidiary is a party or by which any property or asset of the Company or its Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect.

(d)                                 Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the

Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized share capital a number of Ordinary Shares for issuance of the Warrant Shares.

(e)                                  Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(e), which Schedule 3.1(e) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(e), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares or the capital stock of the Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or capital stock of the Subsidiary. The issuance and sale of the Securities will not obligate the Company or the Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with the Israeli Companies Law and the Israeli Securities Law and, if applicable, all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Other than as set forth in this Agreement, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s issued share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.2                               Representations and Warranties of the Purchaser.    The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)                                 Organization; Authority.  The Purchaser is not limited in any way from entering into and consummating the transactions contemplated by the Transaction Documents and otherwise carrying out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, on the part of the Purchaser.  Each Transaction Document to which he is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against him in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or the Israeli Securities Law or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws or in compliance with the Israeli Securities Law). Such Purchaser understands that the Securities may not be offered for sale, sold, assigned or transferred other than (i) outside of the United States accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from the registration requirements under the Securities Act, or (iii) pursuant to an effective registration statement under the Securities Act, in each case in compliance with all applicable state securities laws and the securities laws of any other jurisdiction applicable to such sale, assignment or transfer. Without derogating from the generality of the foregoing, such Purchaser expressly acknowledges and agrees to be subject to and comply with the Israeli Lock-Up Restriction. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                                  Classified Investor Purchaser Status.  The Purchaser is an investor listed in the first supplement of the Israeli Securities Law and is aware of the implications of the status of being a Classified Investor specified in the First Supplement of the Israeli Securities Law and consents thereto and it purchased the Securities for its own account and not for distribution or resale purposes.

(d)                                 Regulation S. The Purchaser understands that the Securities are being offered and sold to it in a transaction not subject to the registration requirements of United States federal and state securities laws in reliance on Regulation S promulgated under the Securities Act and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the compliance of this transaction with Regulation S and the eligibility of the Purchaser to acquire the Offered Securities. In this regard, the Purchaser represents and warrants that the Purchaser is not a “U.S. Person,” as defined in Rule 902 under the Securities Act and the Purchaser is not purchasing the Securities on behalf of anyone who is a “U.S. Person” or a person residing in the United States, and, at the time of each of the origination of contact concerning the transactions contemplated by this Agreement and the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(e)           Experience of Purchaser.  The Purchaser, either alone or together with its representatives and advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(f)            General Solicitation.  The Purchaser is not, to the Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(g)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Purchaser first commenced negotiations (written or oral) with the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to such Purchaser’s representatives, including, without limitation, his legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect short sales or similar transactions in the future.

(h)           AS-IS; Independent Investigation. The Purchaser purchases the Securities under the Transaction Documents AS-IS without any representation made by the Company other than those specifically stated in section 3.1. The Purchaser has been given the opportunity to ask questions regarding the Company and its Subsidiary and received answers to such questions.

(i)            Financing. The Purchaser has sufficient available funds to pay the Subscription Amount.

(j)            Shareholders’ Agreements.  As of the date hereof and until the Second Closing Date, the Purchaser, is not a party to any written or oral agreement with any shareholder in the Company in connection with the purchase or sale of Company’s securities or in connection with voting rights in the Company.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions. The Securities may only be disposed of in compliance with the Israeli Securities Law and with the state and U.S. federal securities laws. without derogating form the foregoing, the Purchaser undertakes to comply with the Israeli Lock-Up Restrictions as if it were offered the Securities under section 15A(a)(1) of the Israeli Securities Law.

4.2          Securities Laws Disclosure; Publicity.  On or after the date hereof, the Company shall disclose the material terms of the transactions contemplated hereby as required pursuant to the Israeli Securities Law and the Israeli Companies Law.  Upon a Closing hereunder, the Company shall publish an immediate report as required by the Israeli Securities Law, if applicable.

4.3          Reservation and Listing of Securities. The Company shall maintain a reserve of the Shares and Warrant Shares from its duly authorized Ordinary Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.4  Per Ordinary Share Price Protection.  From the date hereof until the two (2) year anniversary of the First Closing Date, if the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition), Ordinary Shares, Ordinary Share Equivalents or ADSs in any issuance by the Company or its Subsidiary of Ordinary Shares or Ordinary Share Equivalents for cash consideration (a “Subsequent Financing”) with a consideration per share that is less than the Per Ordinary Share Purchase Price (or less than lowest Discounted Per Ordinary Share Purchase Price previously used pursuant to this Section 4.4) (such lesser price is referred to herein as the “Discounted Per Ordinary Share Purchase Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance (subject, however, to the provisions of this Section 4.4), the Company shall issue to the Purchaser, without the payment of additional consideration, in connection with such Dilutive

Issuance, a number of additional Ordinary Shares (“Dilution Shares”) equal to (a) the quotient obtained by dividing (i) the sum of such Purchaser’s aggregate Subscription Amount for Shares then held by the Purchaser by (ii) the applicable Discounted Per Ordinary Share Purchase Price less (b) the sum of (1) Shares issued at the Closings and then held by the Purchaser, and (2) Dilution Shares previously issued pursuant to this Section 4.4 that relate back to the Shares subject to the Dilutive Issuance in question.

If ADSs, Ordinary Shares or Ordinary Share Equivalents are issued in a Dilutive Issuance for consideration other than cash, the per share price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.  For the purposes of the consideration per share under this Section 4.4, the price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange of any Ordinary Share Equivalents shall take into account the sum of the amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share or ADS upon the issuance or sale of such Ordinary Share Equivalents and upon conversion, exercise or exchange of such Ordinary Share Equivalents.  The Company may not refuse to issue to the Purchaser the Dilution Shares hereunder based on any claim that the Purchaser or any one associated or affiliated with the Purchaser has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained.  On the date of closing of any transaction pursuant to which securities are issued for a Discounted Per Ordinary Share Purchase Price, the Company shall give the Purchaser a written notice thereof.  Notwithstanding anything to the contrary herein in this Section 4.4, this Section 4.4 (i) shall not apply to an Exempt Issuance and (ii) shall become effective only as of the date immediately following the date on which the Company becomes a corporation reporting under Chapter E3 of the Israeli Securities Law and the provisions of Section 4.4 shall apply at that time with the retroactive effect as if the date hereof.

4.5  TASE Approval. The Company shall use commercially reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of TASE to obtain the TASE Approval with respect to each of the First Closing and the Second Closing.

4.6                  NASDAQ Up-Listing. Following the Second Closing Date, the Company shall use its commercially reasonable best efforts to (i) take the necessary steps to approve the Company Transition to Dual-Listing Reporting Format in accordance with the Israeli Securities Law and (ii) take the necessary steps to list its ADSs for trade on the NASDAQ Stock Market.  At the request of a Purchaser, the Company shall promptly convert any Ordinary Shares held by it into ADSs. The Company shall provide the Purchaser with the information necessary (under its control) with respect to the Purchaser’s filing obligations with respect to such listing.

4.7  For as long as the Purchaser owns Securities and is a “Principal Shareholder” under the Israeli Securities Law, the Purchaser covenants that it will provide the Company with the required information regarding the Purchaser’s holdings in the Securities in a timely manner in order for the Company to be able to meet its reporting requirements under the Israeli Securities Law to the extent applicable.

ARTICLE V.

MISCELLANEOUS

5.1          Termination.  Each Party may terminate this Agreement in its entirety, if the First Closing has not been consummated by November 30, 2017 (the: “First Closing Termination Date”) by delivering a written notice to the Company.

The Company may terminate this agreement partially, only as to its obligations with respect the Second Closing, if the Second Closing has not been consummated on or before April 30, 2018 (the: “Second Closing Termination Date”) by delivering a written notice to the Purchaser.

No such termination will affect the right of any party to sue for any breach by the Company, provided, however, that (x) in the event that the respective TASE Approval has not been obtained until the First Closing Termination Date (as to the First Closing) or until the Second Closing Termination Date (as to the Second Closing), the Company shall have no liability whatsoever to the Purchaser provided that the Company used commercially reasonable best efforts to obtain the respective TASE Approval and (y) in the event of a Second Closing condition set forth in Section 2.3(a)(iv) has not been satisfied until the Second Closing Termination Date, the Company shall have no liability whatsoever to the Purchaser with respect to the  Second Closing unless it has not fulfilled its obligation under Section 4.6.

The right to terminate this Agreement under this Section 5.1 shall not be available to any party who shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any manner that shall have caused the Closing Conditions not to occur on or before the respective termination date.

5.2          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:00 p.m. (Israel time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m.  (Israel time) on any Trading Day, (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon each Party and its successors and permitted assignees.

5.5          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the Tel-Aviv Jaffa court in Israel. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts in Israel for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a Warrant, the Purchaser shall be required to return any Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.12        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and number of Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COLLPLANT HOLDINGS LTD.		Address for Notice:

By:	/s/ Yehiel Tal	Fax:
Name: Yehiel Tal
	Title: CEO	E-Mail: yehiel@collplant.com;
eran@collplant.com
By:	/s/ Eran Rotem
Name: Eran Rotem
Title: CFO

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COLLPLANT SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Sagi Ami

Signature of Authorized Signatory of Purchaser:	/s/ Sagi Ami

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

With a copy to (which shall not constitute notice):

Meitar Liquornik Geva Leshem Tal

16 Abba Hillel Silver Road

Ramat Gan 52506, Israel

Attn: Mike Rimon, Adv.

Facsimile: 972-3-610-3687

Email: mrimon@meitar.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: NIS

Shares:

Warrant Shares:

EIN Number: